AGREEMENT BETWEEN EDUCATIONAL VIDEO CONFERENCING, INC.
         AND ROCHESTER CITY SCHOOL DISTRICT, NEW YORK, FOR THE OFFERING
                AND TRANSMITTAL OF INTERACTIVE TELEVIDEO COURSES


                                   WITNESSETH
                                  ------------



     AGREEMENT made this 22 day of December, 1998, between the Rochester City School District (hereinafter referred to as "ROCHESTER"), located at 131 West Broad Street, Rochester, New York 14614 and Educational Video Conferencing, Inc., (hereinafter referred to as "EVC"), with offices located at 35 East Grassy Sprain Road, Yonkers, New York 10710.

          WHEREAS, ROCHESTER is a school district located in Rochester, New York interested in providing access to and opportunities for higher education and learning programs to employees, students and residents (hereinafter referred to as "Stakeholders"), and

          WHEREAS, EVC is a domestic corporation engaged in the business of Interactive Televideo, and

          WHEREAS, ROCHESTER and EVC wish to enter into a mutually beneficial agreement whereby EVC will provide a grant to Rochester in the form of access to EVC transmitted courses from accredited colleges, universities, training and staff development organizations, and other educational providers or institutions to the Stakeholders,

          NOW, THEREFORE in consideration of $10.00 in good funds, as well as the mutual covenants contained herein, the parties hereby agree as follows:

          1. EVC shall, for the duration of this Agreement and any renewal hereof transmit and offer to the ROCHESTER Stakeholders accredited undergraduate and graduate college courses, degree and non-degree programs, along with professional seminars, certification programs, licensing programs and other programs (hereinafter collectively referred to as "The Program") offered by accredited colleges and universities (including but not limited to Adelphi University, Mercy College, the University of Notre Dame, Manhattan College and The College of Insurance) through EVC, via Interactive Televideo/Distance Learning (Hereinafter "ITV/DL"), to ROCHESTER sites, commencing with the Spring Semester, 1999. In particular,

          a.) EVC shall offer teachers in ROCHESTER access to Masters Degrees in Education and post Masters courses, along with staff development courses and programs.


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


          b.) EVC shall offer high school seniors in ROCHESTER access to accredited college courses which may be transferable to colleges and universities of their choice, subject to appropriate grades and official transfer policies of the receiving institutions, as well as S.A.T. preparation programs (subject to execution of a contract with Kaplan Learning Systems).

          c.) EVC shall offer students enrolled in Kindergarten through Twelfth Grades in ROCHESTER academic enhancement programs and courses (e.g. Kaplan Learning Systems, Computer City Software courses, etc. subject to execution of contracts).

          2. ROCHESTER shall not be responsible for, nor shall it be permitted to exercise control over any of the policies and procedures, academic or administrative, of the various colleges, universities and other academic providers; the participating institutions shall bear the entire burden and cost of their own administrative functions, including but not limited to, admissions, registration, academic advising, etc.

          3. Rooms and Equipment

          a.) ROCHESTER agrees to provide,  at no cost to EVC, a minimum of four
(4) high school rooms to be selected by the Superintendent of Schools which are capable of accommodating the video conferencing equipment and necessary accessories (hereinafter referred to as "equipment"), as well as accommodating the students enrolled in EVC sponsored classes. Any costs associated with opening and closing such schools for access to The Program shall be the responsibility of ROCHESTER. These costs include lighting, HVAC, and appropriate furnishings. Said rooms shall be available to EVC Monday through Friday from 5:00 P.M. to 10:00 P.M. and Saturdays from 9:00 A.M. to 3:00 P.M. Said rooms need not be dedicated space, and may be used by ROCHESTER for its own use when EVC courses are not running.

          b.) ROCHESTER shall be permitted to utilize EVC equipment when it is not in use by EVC. ROCHESTER agrees to hold EVC harmless and indemnify EVC for any loss or damages resulting from the use of this equipment by ROCHESTER. ROCHESTER will be responsible for reimbursing EVC for any costs associated with the repair or replacement of any equipment lost, damaged or stolen while in ROCHESTER'S possession.

          c.) EVC shall provide all telecommunications equipment necessary to provide access for EVC courses to ITV/DL students at the four (4) ROCHESTER schools. EVC shall also be responsible for installing and maintaining all appropriate telephone lines for its equipment at the four (4) ROCHESTER schools subject to the review and prior approval of the Directors of Facilities and Management Information Systems. The provision, installation and maintenance of such equipment and lines shall be at the sole expense of EVC. All telecommunications costs shall be paid by EVC. All such equipment and associated accessories shall be and remain the sole and exclusive property of EVC, including but not limited to any and all patents, copyrights and trademarks, if any, associated therewith, and shall be removable by EVC at its expense upon the expiration or termination of the Agreement.

          d.) ROCHESTER shall permit EVC, its employees and/or agents, such access to the four (4) ROCHESTER schools as shall be reasonably necessary to the installation and maintenance of any equipment and lines provided by EVC in connection with this grant, as well as for the proper administration of the program.

          e.) EVC shall maintain all of the equipment and lines it provides in proper working order and shall enter into service contracts with reliable service companies (at EVC's expense) in order to ensure reasonably prompt and proper maintenance and repair of said equipment and lines, including replacement if necessary. However, EVC shall not be responsible for service or repair delays or interruption of service caused by strikes, labor actions, power outages (other than those limited to school locations alone), acts of God or other matters beyond EVC's control.

          f.) EVC reserves the right to remove its equipment and lines from any school that does not have sixty (60) student course registrations in any semester, and/or to direct students to another school location.


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

          4. a.) EVC shall provide materials from the various colleges and universities and other educational providers at no cost to ROCHESTER, including but not limited to brochures, surveys, registration materials and videotapes. In return, ROCHESTER will distribute the materials provided by EVC to its employees, and also to its students not less than twice per semester for students to take home to their parents.

          b.) EVC shall be responsible for providing all marketing and other promotional materials, subject to the review and approval of ROCHESTER'S Superintendent.

          c.) ROCHESTER shall permit EVC to conduct open houses and registration meetings at such ROCHESTER locations as may be mutually agreed upon from time to time, it being understood that these open houses and registration meetings are to be scheduled at times and places convenient to ROCHESTER Stakeholders so as to maximize potential registrations.

          d.) ROCHESTER will enthusiastically cooperate with EVC in promoting this EVC program to ROCHESTER Stakeholders.

          5. The ROCHESTER stakeholders shall be charged the standard tuition charges of the participating colleges, universities and other educational providers, together with all appropriate standard fees. Tuition will be the responsibility of the individuals taking classes. Students eligible for TAP and PEL may receive federal and state funding along with other tuition assistance that may be available from the colleges and universities thereby enabling many economically disadvantaged residents of ROCHESTER the ability to attend college on a full-time basis at no tuition cost. In no case shall ROCHESTER be responsible for any tuition costs incurred by this program.

          6. ROCHESTER acknowledges that by entering into this Agreement it will be gaining access to certain technology, procedures and markets that are the property and trade secrets of EVC. ROCHESTER agrees that, for the duration or the Agreement and any extensions hereof, ROCHESTER will not disclose, directly or indirectly, to any person, corporation or entity, any of the procedures technology, software, hardware, etc., employed by EVC in providing Interactive Computer or Televideo Communication services in connection herewith, and will not knowingly grant access for any competitor or potential competitor to view, examine, copy and/or photograph, any of the procedures (including training manuals, if any), technology, equipment, software, etc., as referred to above, without the prior written permission of EVC.

          7. The tenure of this Grant shall be FIVE (5) YEARS from the date first written above and shall automatically be extended for one (1) additional year on the anniversary of the original execution.

         In the event that  either  party  should  desire  not to  automatically
                                                           ---
extend this grant, then the party so desiring must notify the other in writing not less than ninety (90) days prior to the anniversary date of this Grant, in which case this Grant shall only have FOUR (4) YEARS remaining in its term.

         8. It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this Agreement.

         9. The foregoing constitutes the entire agreement between the parties, and any other agreements or representations, whether verbal or written, if not contained herein, are voice, of no effect, and are not binding upon the parties.


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

         10. No valid modification, amendment, or deletion may be made to this Agreement except in writing and executed by the parties in substantially the same manner as this agreement.

         11. Any and all notices required hereunder shall be by Certified Mail, Return Receipt Requested, to each party's last known address and shall be deemed given at the time of mailing.

         12. If any portion of this agreement shall be found to be void, voidable, or unenforceable, it shall not affect the validity of the remainder of the agreement.

         13. This agreement shall be binding on the respective parties' heirs, successors, and assigns.

         14. This agreement shall be construed in accordance with, and governed by, the laws of the State of New York.


          In witness whereof the parties have hereunto set their hands and seal the date first appearing above.

EDUCATIONAL VIDEO CONFERENCING, INC.

By:   /s/ JOHN J. MCGRATH
      -----------------------------
      Dr. John J. McGrath
      President


ROCHESTER CITY SCHOOL DISTRICT

By:    /s/ LOUIS S. KASH
       ----------------------------
       Louis N. Kash
       Counsel


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